Exhibit 99
INVESTOR CONTACT:
Lorenzo Bassi
Vice President, Finance
763-540-1600

Tennant Company Reports 2022 Third Quarter Results

•Third quarter net income of $15.6 million on net sales of $262.9 million, representing 1.7% organic sales growth

•Third quarter Adjusted EBITDA of $33.8 million, or 12.9% of sales; adjusted diluted EPS of $0.99

•Company lowers full-year diluted EPS guidance range to $3.20 - $3.60 and Adjusted EBITDA guidance range to $130 million - $140 million

MINNEAPOLIS, Oct. 27, 2022—Tennant Company (“Tennant” or the “Company”) (NYSE: TNC), a global leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world, today reported its third quarter results for 2022.
“Our third quarter results reflect our commitment to maintain profitability in the current operating environment,” said Dave Huml, Tennant Company’s President and Chief Executive Officer. “Incremental pricing actions and strong cost discipline contributed to sequential quarterly improvement of Tennant’s third quarter Adjusted EBITDA and Adjusted EBITDA margin.”
“Macroeconomic headwinds, including foreign currency volatility, persisted during the quarter, and we anticipate this environment will continue to impact results. We continue to execute on various strategic actions and make targeted investments to overcome supply chain disruptions and address our backlog of approximately $280 million. While these actions will drive recovery in the long-term, our production is ramping more slowly than previously anticipated, and we are revising guidance accordingly.”

2022 Third Quarter Results

(In millions)	Three Months Ended September 30,
	2022	2021	Change
Net sales	$262.9	$272.0	(3.3)%
Net income	$15.6	$21.5	(27.4)%
Gross margin	38.3%	40.1%	180 bps
Adjusted EBITDA	$33.8	$36.0	(6.1)%
Adjusted EBITDA margin	12.9%	13.2%	30 bps

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Page 2 – Tennant Company Reports 2022 Third Quarter Results
Consolidated net sales for the third quarter of 2022 totaled $262.9 million, a 3.3% decrease as compared to consolidated net sales of $272.0 million in the third quarter of 2021. The decrease was driven by:
•A net unfavorable impact from foreign currency exchange of approximately 5.0%; partly offset by
•An organic sales increase of approximately 1.7%, which excludes the effects of foreign currency exchange. The organic sales increase was primarily due to the impact of higher selling prices across all regions, partially offset by volume declines due to supply chain constraints impacting the availability of certain component parts.
Gross profit margin of 38.3% was 180 basis points lower in the third quarter of 2022 compared to the third quarter of 2021. The decrease was attributable to the broad effects of inflation on materials, labor, and freight costs, partially offset by higher selling prices. Adjusted EBITDA was $33.8 million in the third quarter of 2022, compared to $36.0 million in the prior-year period. The decrease in Adjusted EBITDA was primarily due to lower margins and unfavorable foreign currency impact, partially offset by a decline in selling and administrative expenses as the Company continued to actively manage costs. Net income decreased $5.9 million to $15.6 million, driven primarily by lower margins. Net income in the periods included certain non-operational items. Adjusting for non-operational items, adjusted net income was $18.6 million compared to $25.0 million in the prior-year quarter, a deterioration primarily driven by lower margins.

Organic Sales Results

	Three Months Ended September 30, 2022
	Americas	EMEA	APAC	Total
Organic net sales growth	4.6%	0.6%	(14.0)%	1.7%

Tennant groups its sales into three geographies: the Americas, which includes all of North America and Latin America; EMEA, which covers Europe, the Middle East and Africa; and APAC, which includes China, Japan, Australia and other Asian markets.
Regional results were as follows:
•Organic sales grew 4.6% in the Americas, mainly due to higher selling prices across the region and volume increases in Latin America, partially offset by volume declines in North America. Diminished parts availability on certain component parts due to global supply-chain constraints limited the Company’s ability to address current backlog levels in the region.
•Organic sales grew 0.6% in EMEA, primarily due to higher selling prices and growth in parts and consumables. This was partially offset by volume declines as lack of component parts due to global supply-chain constraints limited the Company’s ability to address backlog in the region.
•Organic sales declined 14.0% in APAC, primarily due to volume declines in China as government shutdowns related to COVID-19 continued to unfavorably impact demand.

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Page 3 – Tennant Company Reports 2022 Third Quarter Results
Cash Flow, Capital Allocation and Liquidity
Net cash used in operating activities during the nine months ended September 30, 2022, was $38.8 million, compared to net cash provided by operating activities of $62.9 million during the nine months ended September 30, 2021. The increase in cash used was primarily driven by an increase in working capital attributable to investments in inventory to support a ramp in production; higher accounts receivables due to increased sales to customers with extended payment terms; and increased cash payments for employee compensation and benefits and income taxes. The Company continues to deploy cash flow toward operational capital needs and return capital to shareholders in line with its capital allocation priorities. Liquidity remained strong with a balance of $59.2 million in cash and cash equivalents as of the end of the third quarter, with approximately $261.9 million of unused borrowing capacity on the Company’s revolving credit facility.
As previously announced, Tennant’s board of directors authorized a 6.0 percent increase in the Company’s quarterly cash dividend to $0.265 per share. The increased dividend is payable December 15, 2022, to shareholders of record at the close of business on November 30, 2022, marking the 51st consecutive year that the Company has increased its annual cash dividend payout.

2022 Business Outlook
“We are making incremental improvements to stabilize our supply chain and increase production levels that will help deliver best-in-class service and enhance the customer experience,” added Huml. "While geopolitical factors have moderated demand patterns, specifically in EMEA and APAC, we remain focused on increasing production to service backlog, improving profit margins through price realization, and managing costs to deliver full-year results.”
The Company’s full-year 2022 revised guidance, detailed below, factors in the impacts of foreign currency headwinds, inflation and price realization, as well as increasing energy costs.

(In millions except per share data)	FY 2022 Revised Guidance Range
Net sales	$1,080.0 - $1,110.0
Organic net sales growth	3.0% - 6.0%
Diluted net income per share	$3.20 - $3.60
Adjusted diluted net income per share*	$3.70 - $4.10
Adjusted EBITDA	$130.0 - $140.0
Capital expenditures	$25.0 - $30.0
Adjusted effective tax rate**	20.0% - 25.0%
*Excludes certain non-operational items and amortization expense
**Excludes certain non-operational items and the amortization expense adjustment

Conference Call
Tennant will host a conference call to discuss its 2022 third-quarter results today, October 27, 2022, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A replay of the conference call, with slides, will be available at investors.tennantco.com.

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Page 4 – Tennant Company Reports 2022 Third Quarter Results
Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.09 billion in 2021 and has approximately 4,250 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to comply with global laws and regulations; our ability to adapt to customer pricing sensitivities; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; our ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; our ability to maintain the health and safety of our workers; our ability to integrate acquisitions; and our ability to develop and commercialize new innovative products and services.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2021 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements e caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2021 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or non-operational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

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Page 5 – Tennant Company Reports 2022 Third Quarter Results
We believe that disclosing selling and administrative (“S&A”) expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income – as adjusted, net income per diluted share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate the Non-GAAP measures by adjusting for gain on sale of assets, restructuring-related charges, acquisition-contingent consideration, loss on extinguishment of debt, amortization expense and gain on sale of assets. We calculate income tax expense – as adjusted by adjusting for the tax effect of these Non-GAAP measures. We calculate net income per diluted share – as adjusted by adjusting for the after-tax effect of these Non-GAAP measures and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.

FINANCIAL TABLES FOLLOW

Page 6 – Tennant Company Reports 2022 Third Quarter Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$262.9	$272.0	$801.2	$814.4
Cost of sales	162.2	162.8	495.5	477.0
Gross profit	100.7	109.2	305.7	337.4
Selling and administrative expense	71.4	76.9	227.1	242.5
Research and development expense	7.9	8.4	23.5	24.1
Gain on sale of assets	—	—	(3.7)	(9.8)
Operating income	21.4	23.9	58.8	80.6
Interest expense, net	(2.2)	(0.6)	(3.7)	(6.6)
Net foreign currency transaction loss	—	(0.7)	(0.4)	(0.2)
Loss on extinguishment of debt	—	—	—	(11.3)
Other income (expense), net	0.6	(0.3)	0.1	—
Income before income taxes	19.8	22.3	54.8	62.5
Income tax expense	4.2	0.8	12.3	5.5
Net income	$15.6	$21.5	$42.5	$57.0

Net income per share
Basic	$0.84	$1.16	$2.30	$3.08
Diluted	$0.83	$1.14	$2.27	$3.02

Weighted average shares outstanding
Basic	18,515,851	18,554,136	18,495,640	18,519,523
Diluted	18,691,916	18,871,217	18,713,337	18,869,898
GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Americas	$174.0	$166.7	4.4%	$512.7	$491.7	4.3%
Europe, Middle East and Africa	69.0	80.7	(14.5)%	225.0	246.8	(8.8)%
Asia Pacific	19.9	24.6	(19.1)%	63.5	75.9	(16.3)%
Total	$262.9	$272.0	(3.3)%	$801.2	$814.4	(1.6)%
(1) Net of intercompany sales.
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Page 7 – Tennant Company Reports 2022 Third Quarter Results
TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

	(Unaudited)
(In millions, except shares and per share data)	September 30, 2022	December 31, 2021
ASSETS
Cash, cash equivalents, and restricted cash	$59.2	$123.6
Receivables, less allowances of $5.2 and $5.3, respectively	219.3	211.4
Inventories	199.6	160.6
Prepaid and other current assets	43.9	31.2
Total current assets	522.0	526.8
Property, plant and equipment, less accumulated depreciation of $261.1 and $258.4, respectively	166.1	172.8
Operating lease assets	31.4	41.3
Goodwill	168.6	193.1
Intangible assets, net	74.0	98.0
Other assets	43.0	29.7
Total assets	$1,005.1	$1,061.7
LIABILITIES AND EQUITY
Current portion of long-term debt	$5.3	$4.2
Accounts payable	110.0	121.5
Employee compensation and benefits	47.2	60.6
Other current liabilities	81.7	104.0
Total current liabilities	244.2	290.3
Long-term debt	276.3	263.4
Long-term operating lease liabilities	17.3	25.4
Employee benefits	15.9	16.3
Deferred income taxes	15.9	20.6
Other liabilities	9.0	10.6
Total long-term liabilities	334.4	336.3
Total liabilities	$578.6	$626.6
Common Stock, $0.375 par value; 60,000,000 shares authorized; 18,596,389 and 18,535,116 shares issued and outstanding, respectively	$7.0	$7.0
Additional paid-in capital	57.3	54.1
Retained earnings	439.1	410.6
Accumulated other comprehensive loss	(78.2)	(37.9)
Total Tennant Company shareholders' equity	425.2	433.8
Noncontrolling interest	1.3	1.3
Total equity	426.5	435.1
Total liabilities and total equity	$1,005.1	$1,061.7
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Page 8 – Tennant Company Reports 2022 Third Quarter Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Nine Months Ended September 30,
	2022	2021
OPERATING ACTIVITIES
Net income	$42.5	$57.0
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation expense	24.0	24.5
Amortization expense	12.1	15.1
Deferred income tax benefit	(6.3)	(13.1)
Share-based compensation expense	4.4	9.5
Bad debt and returns expense	0.5	0.8
Acquisition contingent consideration adjustment	—	0.7
Gain on sale of assets	(3.7)	(9.8)
Debt extinguishment cost	—	11.3
Other, net	0.7	1.6
Changes in operating assets and liabilities:
Receivables	(17.3)	(5.5)
Inventories	(65.5)	(48.9)
Accounts payable	(1.2)	16.4
Employee compensation and benefits	(10.4)	7.2
Other assets and liabilities	(18.6)	(3.9)
Net cash (used in) provided by operating activities	(38.8)	62.9
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(19.4)	(12.0)
Proceeds from sale of assets, net of cash divested	4.1	24.7
Purchase of intangible assets	—	(0.1)
Investment in leased assets	(4.1)	—
Cash received from leased assets	0.4	—
Net cash (used in) provided by investing activities	(19.0)	12.6
FINANCING ACTIVITIES
Proceeds from borrowings	32.0	315.8
Repayments of borrowings	(18.0)	(361.2)
Debt extinguishment payment	—	(8.4)
Contingent consideration payments	—	(2.5)
Change in finance lease obligations	—	0.2
(Repurchases) proceeds from exercise of stock options, net of employee tax withholdings obligations	(1.2)	4.2
Repurchases of common stock	—	(7.5)
Dividends paid	(14.0)	(12.9)
Net cash used in financing activities	(1.2)	(72.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5.4)	(3.6)
Net (decrease) in cash, cash equivalents and restricted cash	(64.4)	(0.4)
Cash, cash equivalents and restricted cash at beginning of period	123.6	141.0
Cash, cash equivalents and restricted cash at end of period	$59.2	$140.6
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Page 9 – Tennant Company Reports 2022 Third Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Net Income and Net Income Per Share

(In millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income - as reported	$15.6	$21.5	$42.5	$57.0
Adjustments:
Gain on sale of assets	—	—	(2.8)	(7.5)
Amortization expense	2.7	3.5	8.8	10.9
Restructuring-related charge (S&A expense)	0.3	—	0.8	0.6
Acquisition contingent consideration adjustment	—	—	—	0.2
Loss on extinguishment of debt	—	—	—	8.6
Net income - as adjusted	$18.6	$25.0	$49.3	$69.8

Net income per share - as reported:
Diluted	$0.83	$1.14	$2.27	$3.02
Adjustments:
Gain on sale of assets	—	—	(0.15)	(0.40)
Amortization expense	0.14	0.19	0.47	0.58
Restructuring-related charge (S&A expense)	0.01	—	0.04	0.03
Acquisition contingent consideration adjustment	—	—	—	—
Loss on extinguishment of debt	—	—	—	0.45
Net income per diluted share - as adjusted	$0.99	$1.33	$2.63	$3.68
Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income - as reported	$15.6	$21.5	$42.5	$57.0
Less:
Interest expense, net	2.2	0.6	3.7	6.6
Income tax expense	4.2	0.8	12.3	5.5
Depreciation expense	7.6	8.3	24.0	24.5
Amortization expense	3.7	4.8	12.1	15.1
EBITDA	33.3	36.0	94.6	108.7
Adjustments:
Gain on sale of assets	—	—	(3.7)	(9.8)
Restructuring-related charge (S&A expense)	0.5	—	1.1	0.9
Acquisition contingent consideration adjustment	—	—	—	0.7
Loss on extinguishment of debt	—	—	—	11.3
EBITDA - as adjusted	$33.8	$36.0	$92.0	$111.8
EBITDA margin - as adjusted	12.9%	13.2%	11.5%	13.7%
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Page 10 – Tennant Company Reports 2022 Third Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Selling and Administrative Expense (S&A expense) and Operating Income

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
S&A expense - as reported	$71.4	$76.9	$227.1	$242.5
S&A expense as a percent of net sales - as reported	27.2%	28.3%	28.3%	29.8%
Adjustments:
Restructuring-related charge (S&A expense)	(0.5)	—	(1.1)	(0.9)
Acquisition contingent consideration adjustment	—	—	—	(0.7)
S&A expense - as adjusted	$70.9	$76.9	$226.0	$240.9
S&A expense as a percent of net sales - as adjusted	27.0%	28.3%	28.2%	29.6%

Operating income - as reported	$21.4	$23.9	$58.8	$80.6
Operating margin - as reported	8.1%	8.8%	7.3%	9.9%
Adjustments:
Gain on sale of assets	—	—	(3.7)	(9.8)
Restructuring-related charge (S&A expense)	0.5	—	1.1	0.9
Acquisition contingent consideration adjustment	—	—	—	0.7
Operating income - as adjusted	$21.9	$23.9	$56.2	$72.4
Operating margin - as adjusted	8.3%	8.8%	7.0%	8.9%
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Page 11 – Tennant Company Reports 2022 Third Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income before income taxes - as reported	$19.8	$22.3	$54.8	$62.5
Adjustments:
Gain on sale of assets	—	—	(3.7)	(9.8)
Amortization expense	3.7	4.8	12.1	15.1
Restructuring-related charge (S&A expense)	0.5	—	1.1	0.9
Acquisition contingent consideration adjustment	—	—	—	0.7
Loss on extinguishment of debt	—	—	—	11.3
Income before income taxes - as adjusted	$24.0	$27.1	$64.3	$80.7

Income tax expense - as reported	$4.2	$0.8	$12.3	$5.5
Effective tax rate - as reported	21.2%	3.6%	22.4%	8.8%
Adjustments(1):
Gain on sale of assets	—	—	(0.9)	(2.3)
Amortization expense	1.0	1.3	3.3	4.2
Restructuring-related charge (S&A expense)	0.2	—	0.3	0.3
Acquisition contingent consideration adjustment	—	—	—	0.5
Loss on extinguishment of debt	—	—	—	2.7
Income tax expense - as adjusted	$5.4	$2.1	$15.0	$10.9
Effective tax rate - as adjusted	22.5%	7.7%	23.3%	13.5%
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

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